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                                                                    Exhibit 99.2


                                                       [LOGO OF LOCKHEED MARTIN]

Information

           LOCKHEED MARTIN COMPLETES SALE OF CONTROL SYSTEMS BUSINESS
                        TO BAE SYSTEMS FOR $510 MILLION
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          .  Lockheed Martin Will Apply Proceeds to Debt Reduction
        .  Action Consistent With Lockheed Martin Strategic Initiatives

BETHESDA, Md., September 25, 2000 - Lockheed Martin Corporation (NYSE:LMT) announced today that it has completed the sale of its Control Systems business to BAE SYSTEMS North America, Inc., a wholly-owned subsidiary of BAE Systems plc, Farnborough, England, for $510 million in cash.

"Completion of this transaction demonstrates positive progress in our strategic initiative to divest selected non-core assets, generating additional non-operating cash to reduce debt," said Vance D. Coffman, Lockheed Martin chairman and chief executive officer. "By refining our business portfolio, this divestiture program reinforces our determination to position Lockheed Martin as a leading systems integrator focused on its core aerospace and defense customers."

In addition to the Control Systems sale, Lockheed Martin in July 2000 announced the divestiture of its Aerospace Electronics Systems businesses, also to BAE SYSTEMS North America, for $1.67 billion in cash. Lockheed Martin divested its Hanford Corporation subsidiary in December 1999. The operations were among those identified by Lockheed Martin as candidates for potential divestiture in September 1999, following a comprehensive strategic review of the Corporation's businesses.

Lockheed Martin Control Systems, with facilities in Johnson City, New York, and Fort Wayne, Indiana, is a leading supplier of electronic controls for the commercial and military markets, including aircraft, space, and ground transportation systems. Products include full authority digital engine controls; fault-tolerant fly-by-wire flight controls; mission computers; space vehicle power and control systems; hybrid vehicle propulsion systems; and electronic products for the rail transportation industry. Control Systems had 1999 revenues of approximately $360 million and employs 1,750, 1,200 of whom are based in Johnson City.

"Control Systems is a strong business recognized for excellent performance, and we are confident it will continue to thrive under BAE SYSTEMS ownership," Coffman said.
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"We thank the men and women of Control Systems for their contributions to
Lockheed Martin and to the U.S. government, commercial and international customers they serve so well."

The Control Systems transaction was subject to anti-trust review in the United States and other jurisdictions. In addition, Lockheed Martin and BAE SYSTEMS voluntarily sought review by the Committee on Foreign Investments in the United States.

Headquartered in Bethesda, Maryland, Lockheed Martin is a global enterprise principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. The Corporation's core businesses are systems integration, space, aeronautics and technology services. Lockheed Martin had 1999 sales surpassing $25 billion and employs approximately 140,000.

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NEWS MEDIA CONTACTS:  James Fetig, 301-897-6352
                      Pete Harrigan, 301-897-6171
INVESTOR CONTACTS:    James Ryan, 301-897-6584
                      Randa Middleton, 301-897-6455

LOCKHEED MARTIN SAFE HARBOR STATEMENT: Statements in this press release are considered forward-looking statements under the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including the statements relating to projected future financial performance. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project.

In addition to the factors set forth in our filings with the Securities and Exchange Commission (www.sec.gov), the following factors could affect the
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forward-looking statements contained in this press release: timing of regulatory process, conditions imposed by regulatory agencies, uncertainties involved in foreign ownership of companies involved in defense contracting, the political and economic climate domestically and internationally, the ability to obtain or the timing of obtaining future government awards and approvals, competitive environment, timing of awards and contracts. These are only some of the numerous factors which may affect the forward-looking statements in this press release.